As filed with the Commission on July 31, 1997
                                       Registration No. 333-31003
===================================================================


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                         _________________

                 POST-EFFECTIVE AMENDMENT NO. 1 TO
                             FORM S-8
                      REGISTRATION STATEMENT
                               Under
                    The Securities Act of 1933
                    __________________________


                  MERIDIAN INSURANCE GROUP, INC.

      (Exact name of registrant as specified in its charter)

            INDIANA                        35-1689161
 (State or other jurisdiction           (I.R.S. Employer
       of incorporation                Identification No.)
       or organization)

  2955 NORTH MERIDIAN STREET               46206-1980
     POST OFFICE BOX 1980                  (Zip Code)
     INDIANAPOLIS, INDIANA
     (Address of Principal
      Executive Offices)
                           ____________

         STOCK OPTION AGREEMENT DATED AS OF JULY 31, 1996
           BY AND BETWEEN MERIDIAN INSURANCE GROUP, INC.
                      AND SCOTT S. BROUGHTON
                                AND
         STOCK OPTION AGREEMENT DATED AS OF JULY 31, 1996
           BY AND BETWEEN MERIDIAN INSURANCE GROUP, INC.
                     AND SPENCER A. BROUGHTON
                     (Full title of the plans)

                         J. MARK MCKINZIE
                  MERIDIAN INSURANCE GROUP, INC.
                    2955 NORTH MERIDIAN STREET
                       POST OFFICE BOX 1980
                 INDIANAPOLIS, INDIANA 46206-1980
              (Name and address of agent for service)

                          (317) 931-7271
   (Telephone number, including area code, of agent for service)

                            COPIES TO:
                         Tibor D. Klopfer
                          Baker & Daniels
               300 North Meridian Street, Suite 2700
                    Indianapolis, Indiana 46204
                          _______________

                  CALCULATION OF REGISTRATION FEE

 Title of Securities     Amount to be      Proposed Maximum      Proposed           Amount of
  to be Registered        Registered*     Offering Price Per MaximumAggregate   Registration Fee*
                                                Share*        Offering Price*
Common Shares,           40,000 Shares              $14.125          $565,000$172**
without par value

* Calculated pursuant to Rule 457(h) based upon the exercise price for the options granted under the plans, which is $14.125 per Common Share.
** Previously paid

                 POST-EFFECTIVE AMENDMENT NO. 1 TO
                             FORM S-8
                   Registration Statement Under
                    The Securities Act of 1933



                  MERIDIAN INSURANCE GROUP, INC.






                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 0-11413), and the information set forth under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 0-11413), including any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year for which audited financial statements are contained in the annual report described above are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission. The Company will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Company at its principal offices, 2955 North Meridian Street, P.O. Box 1980, Indianapolis, Indiana 46206.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Chapter 37 of the Indiana Business Corporation Law empowers a corporation to indemnify any individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against reasonable expenses (including counsel fees), judgments, fines (including any excise tax assessed with respect to an employee benefit plan), penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding (i) if he acted in good faith, and (ii) in the case of conduct in his official capacity with the corporation, if he reasonably believed his conduct was in the best interests of the corporation or, in all other cases, if he reasonably believed his conduct was at least not opposed to the best interests of the corporation (or with respect to an employee benefit plan, if he reasonably believed his conduct was in the interests of the participants in and beneficiaries of the plan), and (iii) with respect to any criminal action or proceeding, if he had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

   Chapter 37 further provides that a corporation shall, unless limited by its articles of incorporation, indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection therewith. Chapter 37 expressly states that the indemnification thereby provided does not exclude any other rights to indemnification to which a person may be entitled. Chapter 37 empowers a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Chapter 37. Finally, Chapter 37 empowers a corporation, under certain circumstances, to advance to an individual expenses incurred in connection with an action, suit or proceeding prior to the final disposition thereof; and empowers a court of competent jurisdiction, in certain cases, to order indemnification of a director or officer irrespective of whether the director or officer met the standards of conduct set forth above.

   Reference is made to Section 7.01 of Article VII of the Restated Articles of Incorporation of the registrant concerning indemnification of directors and officers.

   The registrant has obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the registrant against certain losses caused by an error, misstatement or misleading statement, wrongful act, omission, neglect or breach of duty by them or any matter claimed against them in their capacities as directors and officers.

ITEM 8.  EXHIBITS

   The list of Exhibits is incorporated herein by reference to the Index to Exhibits at page 8.

ITEM 9.  UNDERTAKINGS.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on July 29, 1997.

                                MERIDIAN INSURANCE GROUP, INC.


                                By:     /S/ NORMA J. OMAN
                                     Norma J. Oman,
                                     President and
                                     Chief Executive Officer


                         POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes Norma J. Oman and Steven R. Hazelbaker, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

               SIGNATURE                             TITLE                         DATE
               /S/ NORMA J. OMAN       President, Chief Executive       July 29, 1997
Norma J. Oman                          Officer and Director (Principal
                                       Executive Officer)
           /S/ STEVEN R. HAZELBAKER*   Vice President, Chief Financial  July 29, 1997
Steven R. Hazelbaker                   Officer and Treasurer (Principal
                                       Financial and Accounting
                                       Officer)
                                       Director                         July _, 1997
Joseph D. Barnette, Jr.
                                       Director                         July _, 1997
John T. Hackett
                                       Director                         July _, 1997
Ramon L. Humke
             /S/ SARAH W. ROWLAND   *  Director                         July 29, 1997
Sarah W. Rowland
               /S/ VAN P. SMITH     *  Director                         July 29, 1997
Van P. Smith
            /S/ HAROLD C. MCCARTHY  *  Director                         July 29, 1997
Harold C. McCarthy
              /S/ THOMAS H. SAMS    *  Director                         July 29, 1997
Thomas H. Sams
               /S/ DAVID M. KIRR    *  Director                         July 29, 1997
David M. Kirr
                                                                        July _, 1997
Scott S. Broughton
*By   /S/ NORMA J. OMAN                                                 July 29, 1997
Norma J. Oman, Attorney-in-Fact

                         INDEX TO EXHIBITS



        EXHIBIT NO.                               DESCRIPTION OF EXHIBIT
           4(A)             Option Agreement dated as of July 31, 1996 by and between the
                            Registrant and Scott S. Broughton  (Incorporated by reference to
                            Exhibit 10.43 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996 (File No. 000-15852))
           *4(B)            Option Agreement dated as of July 31, 1996 by and between the
                            Registrant and Spencer A. Broughton
            *5              Opinion of Baker & Daniels as to the legality of the securities being registered
          23 (A)            Written Consent of Coopers & Lybrand, L.L.P.
          *23 (B)           Written Consent of Baker & Daniels (contained in their opinion filed as Exhibit 5)

*  Filed with this Amendment